Exhibit 99.1

CECO Environmental Corp. Reports Third Quarter and Year-to-Date 2020 Results;

Proactive Cost-Out Programs as CECO Navigates Covid-19 Related Challenges in Energy Markets

DALLAS, Texas, November 4, 2020 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global air quality and fluid handling company serving the energy, industrial and other niche markets, today reported its financial results for the third quarter and year-to-date of 2020.

Highlights of the Third Quarter 2020*

•	Revenue of $77.4 million, compared with $85.3 million
•	Gross profit of $24.8 million (32.0% margin), compared with $28.8 million (33.8% margin)
•	Operating income of $1.0 million, compared with $4.1 million
•	Non-GAAP operating income of $5.9 million, compared with $7.0 million
•	Net loss of $(0.2) million, compared with net income $1.9 million
•	Non-GAAP net income of $3.8 million, compared with $4.2 million
•	Adjusted EBITDA of $7.3 million, compared with $8.4 million
•	Net loss per diluted share was $(0.01), compared with net income per diluted share of $0.05
•	Non-GAAP net income per diluted share of $0.11, compared with $0.12
•	Bookings of $66.8 million, compared with $115.7 million
•	Backlog of $189.1 million, compared with $204.6 million as of June 30, 2020

*    All comparisons are versus the comparable prior-year period, unless otherwise stated

Todd Gleason, CECO’s Chief Executive Officer, commented, “During the third quarter, the CECO team continued to deliver solid execution for our customers and the company started to see emerging momentum in various industrial markets.  Additionally, the company maintained its focus on streamlining costs which partially offset declines in revenue.  Unfortunately, the energy markets remain challenged as global capital spending continues to be disrupted by the impact of the COVID-19 pandemic.”

Mr. Gleason added, “We expect the markets to remain choppy and uncertain in the near-term, but we believe we can maintain our customer-focused execution and cost management to deliver future solid results.  The company is also launching new strategic growth programs to expand into adjacent markets and more repeatable revenue streams.  Furthermore, the company has kicked-off our Environmental, Social and Governance (ESG) program which will highlight the many good and important areas of leadership CECO drives and is committed to advance across each component.”

THIRD QUARTER RESULTS

Revenue in the third quarter of 2020 was $77.4 million, down 9.3% from $85.3 million in the prior-year period.

Operating income was $1.0 million for the third quarter of 2020, compared with $4.1 million in the prior-year period. Non-GAAP operating income was $5.9 million for the third quarter of 2020 (7.6% margin), compared with $7.0 million in the prior-year period (8.2% margin).

Net loss was $(0.2) million for the third quarter of 2020, compared with net income $1.9 million in the prior-year period. Net loss per diluted share was $(0.01) for the third quarter 2020, compared with net income per diluted share of $0.05 in the prior-year period.

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Exhibit 99.1

Net income on a non-GAAP basis was $3.8 million for the third quarter of 2020, compared with $4.2 million in the prior-year period. Non-GAAP net income per diluted share was $0.11 for the third quarter of 2020, compared with $0.12 for the prior-year period.

Cash and cash equivalents were $44.5 million and bank debt was $77.9 million as of September 30, 2020, compared with $41.5 million and $79.5 million, respectively, as of June 30, 2020.

BACKLOG AND BOOKINGS

Total backlog at September 30, 2020 was $189.1 million as compared with $204.6 million on June 30, 2020 and $237.8 million on September 30, 2019. Backlog acquired from the Effox-Mader joint venture was $1.0 million.

Bookings were $66.8 million for the third quarter of 2020, compared with $115.7 million in the prior-year period. Bookings were $202.4 million for the first nine months of 2020, compared with $316.0 million in the prior year period.

YEAR-TO-DATE RESULTS

Revenue in the first nine months of 2020 was $233.1 million, down 7.7% from $252.5 million in the prior-year period.

Operating income was $9.7 million for the first nine months of 2020 (4.2% margin), compared with $11.0 million in the prior-year period (4.4% margin).  Operating income on a non-GAAP basis was $19.6 million for the first nine months of 2020 (8.4% margin), compared with $18.6 million in the prior-year period (7.4% margin).

Net income was $6.4 million for the first nine months of 2020, compared with $9.3 million in the prior-year period. Net income per diluted share was $0.18 for the first nine months of 2020, compared with $0.26 in the prior-year period.

Net income on a non-GAAP basis was $14.0 million for the first nine months of 2020, compared with $11.3 million in the prior-year period. Non-GAAP net income per diluted share was $0.40 for the first nine months of 2020, compared with $0.32 for the prior-year period.

CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the third quarter 2020 financial results.

The live webcast and slides can also be accessed at https://investors.cecoenviro.com/events-webcasts-and-presentations.  In addition, the conference call may also be accessed by dialing (888) 346-4547 (Toll-Free) within the U.S., (855) 669-9657 (Toll-Free) within Canada or Toll/International (412) 317-5251.

A replay of the conference call will be available on the Company’s website for 7 days.  The replay may be accessed by dialing toll free (877) 344-7529 within North America or Toll/International (412) 317-0088 and entering passcode 10148467.

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Exhibit 99.1

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global leader in air quality and fluid handling serving the energy, industrial and other niche markets. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean and more efficient solutions that help protect our shared environment. In regions around the world, CECO works to improve air quality, optimize the energy value chain and provide custom engineered solutions for applications including oil and gas, power generation, water and wastewater, battery production, poly silicon fabrication, chemical and petrochemical processing along with a range of others. CECO is listed on Nasdaq under the ticker symbol "CECE". For more information, please visit www.cecoenviro.com.

Contact:

Matthew Eckl, Chief Financial Officer

(888) 990-6670

investor.relations@onececo.com

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) SEPTEMBER 30, 2020	DECEMBER 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$44,537	$35,602
Restricted cash	1,811	1,356
Accounts receivable, net	58,274	68,434
Costs and estimated earnings in excess of billings on uncompleted contracts	41,014	34,805
Inventories, net	18,550	20,578
Prepaid expenses and other current assets	12,773	9,899
Prepaid income taxes	6,664	8,231
Assets held for sale	467	593
Total current assets	184,090	179,498
Property, plant and equipment, net	15,774	15,274
Right-of-use assets from operating leases	12,053	13,607
Goodwill	161,352	152,020
Intangible assets – finite life, net	31,477	31,283
Intangible assets – indefinite life	13,694	14,291
Deferred charges and other assets	3,650	2,664
Total assets	$422,090	$408,637
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$2,812	$2,500
Accounts payable and accrued expenses	82,550	78,319
Billings in excess of costs and estimated earnings on uncompleted contracts	24,673	34,369
Total current liabilities	110,035	115,188
Other liabilities	19,720	20,372
Debt, less current portion	73,626	63,001
Deferred income tax liability, net	7,268	5,943
Operating lease liabilities	9,845	11,116
Total liabilities	220,494	215,620
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 35,504,757 and 35,275,465 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	355	353
Capital in excess of par value	254,771	253,869
Accumulated loss	(39,921)	(46,344)
Accumulated other comprehensive loss	(14,234)	(14,505)
	200,971	193,373
Less treasury stock, at cost, 137,920 shares at September 30, 2020 and December 31, 2019	(356)	(356)
Total CECO shareholders’ equity	200,615	193,017
Noncontrolling interest	981	—
Total shareholders' equity	201,596	193,017
Total liabilities and shareholders' equity	$422,090	$408,637

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands, except per share data)	2020	2019	2020	2019
Net sales	$77,425	$85,266	$233,081	$252,456
Cost of sales	52,615	56,489	154,176	168,400
Gross profit	24,810	28,777	78,905	84,056
Selling and administrative expenses	18,989	21,823	59,374	65,573
Amortization and earnout expenses	2,050	2,166	5,546	6,480
Restructuring expenses	871	729	1,753	968
Acquisition and integration expenses	368	—	1,067	—
Executive transition expenses	1,514	—	1,514	—
Loss on divestitures, net of selling costs	—	—	—	70
Income from operations	1,018	4,059	9,651	10,965
Other (expense) income, net	(290)	(73)	1,057	95
Interest expense	(772)	(1,316)	(2,739)	(4,319)
(Loss) income before income taxes	(44)	2,670	7,969	6,741
Income tax expense (benefit)	206	739	1,549	(2,569)
Net (loss) income	$(250)	$1,931	$6,420	$9,310
Noncontrolling interest	11	—	11	—
Net (loss) income attributable to CECO Environmental Corp.	$(239)	$1,931	$6,431	$9,310
(Loss) earnings per share:
Basic	$(0.01)	$0.06	$0.18	$0.27
Diluted	$(0.01)	$0.05	$0.18	$0.26
Weighted average number of common shares outstanding:
Basic	35,358,913	35,070,449	35,263,688	34,944,056
Diluted	35,358,913	35,624,590	35,471,551	35,522,568

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended September 30,		Nine months ended September 30,
(dollars in millions)	2020	2019	2020	2019
Operating income as reported in accordance with GAAP	$1.0	$4.1	$9.7	$11.0
Operating margin in accordance with GAAP	1.3%	4.8%	4.2%	4.4%
Amortization and earnout expenses	2.1	2.2	5.5	6.5
Restructuring expenses	0.9	0.7	1.8	1.0
Acquisition and integration expenses	0.4	—	1.1	—
Executive transition expenses	1.5	—	1.5	—
Loss on divestitures, net of selling costs	—	—	—	0.1
Non-GAAP operating income	$5.9	$7.0	$19.6	$18.6
Non-GAAP operating margin	7.6%	8.2%	8.4%	7.4%

	Three months ended September 30,		Nine months ended September 30,
(dollars in millions)	2020	2019	2020	2019
Net (loss) income as reported in accordance with GAAP	$(0.2)	$1.9	$6.4	$9.3
Amortization and earnout expenses	2.1	2.2	5.5	6.5
Restructuring expenses	0.9	0.7	1.8	1.0
Acquisition and integration expenses	0.4	—	1.1	—
Executive transition expenses	1.5	—	1.5	—
Deferred financing fee adjustment	—	—	—	0.4
Loss on divestitures, net of selling costs	—	—	—	0.1
Foreign currency remeasurement	0.4	0.2	0.3	0.5
Tax benefit of adjustments	(1.3)	(0.8)	(2.6)	(2.1)
Zhongli tax benefit	—	—	—	(4.4)
Non-GAAP net income	$3.8	$4.2	$14.0	$11.3
Depreciation	0.6	0.5	1.8	1.7
Non-cash stock compensation	0.7	1.0	1.5	2.8
Other income	(0.1)	(0.1)	(1.4)	(0.6)
Interest expense	0.8	1.3	2.7	3.9
Income tax expense	1.5	1.5	4.1	3.7
Adjusted EBITDA	$7.3	$8.4	$22.7	$22.8

Earnings (loss) per share:
Basic	$(0.01)	$0.06	$0.18	$0.27
Diluted	$(0.01)	$0.05	$0.18	$0.26

Non-GAAP net income per share:
Basic	$0.11	$0.12	$0.40	$0.32
Diluted	$0.11	$0.12	$0.40	$0.32

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Exhibit 99.1

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations.  A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP net income per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, executive transition expenses, loss on divestitures, net of selling costs necessary to complete the divestiture such as legal, accounting and compliance, and other nonrecurring or infrequent items and the associated tax benefit of these items.  Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP net income per basic and diluted share and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.  Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin and non-GAAP net income per basic and diluted share and adjusted EBITDA stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

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Exhibit 99.1

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and “Part II – Item 1.A. Risk Factors” of the Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2020 and of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; unpredictability and severity of catastrophic events, including cyber-security threats, acts of terrorism or outbreak of war or hostilities or public health crises, such as uncertainties regarding the extent and duration of impacts of matters associated with the novel coronavirus (“COVID-19”), as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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